Exhibit 99.1

Bruker BioSciences Corporation Reports Third Quarter 2003 Results

For the First Nine Months of 2003, Life-Science Mass Spectrometry Revenue
Increased 27% (13% FX adjusted) and EBITDA Before Merger-Related Charges
Grew to $14.9 Million

Billerica, Massachusetts, November 5, 2003 (BUSINESS WIRE) – Bruker BioSciences Corporation (NASDAQ: BRKR) today reported its financial results for the third quarter and the nine months ended September 30, 2003.  On July 1st, 2003 Bruker Daltonics Inc. merged with Bruker AXS Inc. to form Bruker BioSciences Corporation.  All results for periods prior to this merger are historical combined results of the two previously separate companies.

For the third quarter of 2003, Bruker BioSciences reported a 12% increase in revenue to $63.1 million, compared to revenue of $56.6 million in the third quarter of 2002.  Excluding favorable currency effects, third quarter 2003 revenue increased 2% compared to third quarter 2002 revenue.  For the nine months ended September 30, 2003, revenue increased 18% to $187.0 million, compared to revenue of $158.1 million for the same period last year.  After eliminating currency effects, year-to-date 2003 revenue increased 5%.

In the third quarter of 2003, Bruker BioSciences incurred $6.4 million of merger-related charges, including cash charges for merger transaction costs of $0.1 million, as well as cash restructuring charges of $1.6 million incurred in conjunction with the consolidation of two of our smaller manufacturing sites, as explained in our October 20, 2003 press release.  The third quarter 2003 merger charges also included non-cash charges for the amortization of acquisition-related assets of $0.3 million, the write-off of acquired research and development of $2.5 million, goodwill and other intangibles write-off of $1.2 million, and an impairment of acquired assets charge of $0.7 million.  In the third quarter of 2003, Bruker BioSciences also recorded a non-cash valuation allowance of $8.7 million against its net deferred tax assets in the U.S.  In our GAAP Statements of Operations, of the $6.4 million in merger related charges, $5.4 million are in “Other special charges”, $0.9 million are in “Cost of product revenues”, and $0.1 million are in “Selling, general, and administrative” expenses.

In the third quarter of 2003, the GAAP net loss was $(14.7) million, or $(0.17) per diluted share, compared to net income of $1.2 million, or $0.01 per diluted share, in the third quarter 2002.  For the nine months ended September 30, 2003, the GAAP net loss was $(17.9) million or $(0.21) per diluted share, compared to a net loss of $(1.9) million or $(0.02) per share for the same period last year.

In the third quarter of 2003, adjusted net income was $0.5 million, or $0.01 per diluted share, compared to adjusted net income of $1.6 million, or $0.02 per diluted share, in the third quarter 2002.  For the nine months ended September 30, 2003, adjusted net income was $1.6 million, or $0.02 per diluted share, compared to $3.8 million, or $0.04 per diluted share, for the same period in 2002.  Adjusted net income is defined as a non-GAAP financial measure that excludes the amortization of acquisition-related assets, acquired research and development charges, merger transaction costs, cash restructuring charges, impairment of acquired assets, the income tax valuation allowance, adjustments for the pre-merger minority interest in Bruker AXS as well as investment, goodwill and other intangibles write-downs.

Adjusted EBITDA was $5.1 million for the third quarter 2003, compared to $6.2 million for the third quarter 2002.  For the nine months ended September 30, 2003, adjusted EBITDA was $14.9 million, compared to $13.9 million for the same period last year.  Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation and amortization expense, acquired research and development charges, merger transaction costs, cash restructuring charges, impairment of acquired assets, and the goodwill and other intangibles write-down associated with restructuring.  See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

“With the completion of the merger, we are pushing forward with a number of key initiatives designed to drive to top- and bottom-line growth,” said Frank Laukien, President and Chief Executive Officer of Bruker BioSciences.  “We are now positioned to be a leading tools provider in the proteomics marketplace, and we have begun joint marketing and cross-selling of our life-science mass spectrometry and x-ray products in order to generate incremental revenues.  Moreover, we have recently announced an additional restructuring of the Company to consolidate some of our global production sites to drive profitability.  Once the restructuring is complete in June 2004, we expect additional pre-tax cost savings of $2.5-3.0 million annually thereafter.”

“While we are still seeing the revenue and bottom-line effects of weaker demand for some of our product lines in the first half of 2003, we are very pleased with our continued rapid growth in life-science mass spectrometry.  Our strategy of focusing on innovative product development, while gradually expanding our global distribution capability, continues to deliver results.  Generally, activity and funding appears to be getting stronger in the second half of this year, and we expect to see the bottom-line benefits of this increasing demand in 2004.”

Laura Francis, Chief Financial Officer of Bruker BioSciences, stated: “By leveraging the strengths of the combined Bruker BioSciences company, we expect to drive productivity company-wide, translating to growth in revenue, operating earnings and EPS.  However, the weaker economy and unfavorable trans-Atlantic currency shifts have had an impact on our gross margins and our bottom line performance in 2003.  Even though this has slowed our operating earnings growth, our operating earnings as measured by year-to-date adjusted EBITDA are still growing.  With the merger and restructuring, we have taken aggressive steps this year to regain our operating earnings momentum in 2004.”

“For the fourth quarter of 2003, we anticipate revenue of $62 to $65 million and EPS, excluding unusual items, of $0.00 to $0.02 per diluted share.  Due to anticipated merger synergies, the restructuring announced recently and strict operational cost discipline, we expect our profitability to increase next year, and we intend to give an outlook for 2004 early next year.”

OPERATING BUSINESSES

Set forth below is selected financial information for Bruker BioSciences’ two operating businesses:  Bruker Daltonics (life-science mass spectrometry business) and Bruker AXS (x-ray analysis business):

BRUKER DALTONICS

In the third quarter 2003, revenue for the Bruker Daltonics business increased 22% (11% excluding currency effects) to $36.3 million, from $29.7 million in the third quarter 2002, and increased 26% (11% excluding currency effects) to $104.8 million for the nine months ended September 30, 2003, from $83.4 million for the same period in 2002.

Revenue growth was driven by sales of life-science mass spectrometry systems and by strong aftermarket sales, but was offset by weaker sales of substance detection systems.  Revenue in life-science mass spectrometry increased 30% in the third quarter and 27% year-to-date, including all currency effects.  For the first nine months of 2003, Bruker Daltonics’ revenue was derived 71% from life-science systems, 8% from substance detection systems, and 21% from aftermarket sales.

For the third quarter 2003, adjusted EBITDA was $4.3 million compared to $4.7 million for the third quarter 2002, and $12.1 million for the nine months ended September 30, 2003 compared to $10.6 million for the same period in 2002.  See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

John Hulburt, Chief Financial Officer of Bruker Daltonics, commented: “We believe that in the third quarter 2003, we continued to gain momentum in life-science mass spectrometry, as many of our earlier product introductions drove continued revenue and market share growth.  Our MALDI-TOF/TOF systems continue to do quite well, and demand for our new high-capacity ion trap and our unique hybrid Q-q-FTMS have been very strong.  We also have been delighted with the strong customer reception for our brand-new benchtop ESI-TOF system, as well as for our ClinProt™ solution for biomarker discovery and clinical proteomics. We expect to continue our strong growth in life-science mass spectrometry, and see further improvements in activity also for Q4.”

Dr. Michael Schubert, Managing Director for R&D at Bruker Daltonik GmbH in Bremen, Germany, commented: “Our continued innovation in mass spectrometry was underscored by our very recent product launches.  In September 2003, we announced the new AutoFlex TOF/TOF, which provides the power of MALDI-TOF/TOF in a compact and affordable research system for proteomics applications.  In addition, Sequenom introduced its benchtop MassARRAY Compact system for direct DNA and SNP analysis, based on our MALDI-TOF technology.”

BRUKER AXS

Revenues for the Bruker AXS business declined slightly to $26.8 million in the third quarter 2003, compared to $26.9 million in the third quarter 2002, a decline of 9% excluding currency effects.  For the nine months ended September 30, 2003 revenues increased 10% to $82.2 million, from $74.7 million in the same period in 2002, a decline of 2% excluding currency effects.

Revenues for our elemental composition and thermal analyzer systems, as well as aftermarket sales drove growth, but were offset by softness in life-science x-ray system sales.  For the first nine months of 2003, Bruker AXS revenue was derived 69% from x-ray systems and 31% from aftermarket sales.

Adjusted EBITDA was $1.0 million in the third quarter 2003, compared to $1.5 million in the third quarter 2002, and $3.1 million for the nine months ended September 30, 2003 compared to $3.3 million for the same period in 2002.  See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Martin Haase, President and CEO of Bruker AXS said:  “Bruker AXS had significant product introductions this quarter, particularly for the materials research market.  We introduced the new NanoStar™ for nanostructure analysis, providing higher sensitivity in a more versatile, cost-effective instrument.  In addition, Bruker AXS introduced new D8 systems with integrated, high-power X-ray source technology originated from the MAC Science acquisition.  Combined with our brand new VANTAGE-1™ X-ray detector technology, these new D8 Super Speed™ solutions provide the highest speed and sensitivity compared to any other available products in the market.  We believe that these new products will further drive our growth in the materials research business.”

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measures of adjusted net income, EPS, and EBITDA.  Adjusted net income and EPS exclude certain items including amortization of acquisition-related assets, acquired research and development charges, merger transaction costs, cash restructuring charges, impairment of acquired assets, minority interest in subsidiaries, the income tax valuation allowance, investment write-downs, and goodwill and other intangibles write-downs.  We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods.  Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense, acquired research and development charges, merger transactions costs, restructuring charges, impairment of acquired assets, minority interest in subsidiaries, investment write-downs, and goodwill write-downs.  We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measures included in this press release are not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 10 a.m. Eastern Time on Thursday, November 6, 2003.  To listen to the webcast, investors can go to www.bruker-biosciences.com, and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada.  Investors should refer to the Bruker BioSciences Third Quarter Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 16743006.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker AXS Inc. and Bruker Daltonics Inc.  Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on X-ray technology.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry.  For more information, please visit www.bruker-biosciences.com.

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2002, our most recent quarterly reports on Form 10-Q, our current reports on Form 8-K and the joint proxy statement/prospectus filed in connection with the merger. We disclaim any intent or obligation to update these forward-looking statements.

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com

Condensed consolidated statements of operations, reconciliations, operating business information, and balance sheets follow for Bruker BioSciences.

Bruker BioSciences Corporation

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Product revenues	$61,912	$56,542	$185,817	$157,970
Other revenues	1,146	8	1,203	141

Net revenues	63,058	56,550	187,020	158,111

Costs and operating expenses:
Cost of product revenues	34,662	30,606	102,955	86,062
Selling, general, and administrative	18,931	15,548	55,780	44,377
Research and development	9,572	7,705	28,165	22,243
Reversal of liability accrual	—	—	(1,929)	—
Other special charges	5,440	1,372	11,674	2,083
Total costs and operating expenses	68,605	55,231	196,645	154,765

Operating (loss) income	(5,547)	1,319	(9,625)	3,346
Interest and other (expense) income, net	(154)	138	181	(2,937)

(Loss) income before taxes	(5,701)	1,457	(9,444)	409
Income tax expense	8,970	485	9,276	1,772

(Loss) income before minority interest	(14,671)	972	(18,720)	(1,363)
Minority interest in subsidiaries	(2)	(180)	(856)	(88)

(Loss) income before cumulative effect	(14,669)	1,152	(17,864)	(1,275)
Cumulative effect of accounting change	—	—	—	617

Net (loss) income	$(14,669)	$1,152	$(17,864)	$(1,892)

Basic and diluted (loss) earnings per share:
(Loss) income before cumulative effect	$(0.17)	$0.01	$(0.21)	$(0.01)
Cumulative effect of accounting change	—	—	—	(0.01)
Net (loss) income	$(0.17)	$0.01	$(0.21)	$(0.02)

Weighted average shares outstanding:
Basic	86,003	86,398	86,002	86,298
Diluted	86,003	86,409	86,002	86,298

Bruker BioSciences Corporation

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Product revenues	$61,912	$56,542	$185,817	$157,970
Other revenues	1,146	8	1,203	141

Net revenues	63,058	56,550	187,020	158,111

Costs and operating expenses:
Cost of product revenues	33,799	30,606	102,092	86,062
Selling, general, and administrative	18,810	15,548	55,659	44,377
Research and development	9,570	7,705	28,163	22,243
Reversal of liability accrual	—	—	(1,929)	—
Total costs and operating expenses	62,179	53,859	183,985	152,682

Operating income (loss)	879	2,691	3,035	5,429
Interest and other income (expense), net	(154)	138	181	1,449

Income before taxes	725	2,829	3,216	6,878
Income tax expense	240	1,053	1,595	2,638

Income before minority interest	485	1,776	1,621	4,240
Minority interest in subsidiaries	(2)	143	(9)	426

Net income	$487	$1,633	$1,630	$3,814

Basic and diluted earnings per share	$0.01	$0.02	$0.02	$0.04

Weighted average shares outstanding:
Basic	86,003	86,398	86,002	86,298
Diluted	86,265	86,409	86,156	86,581

Bruker BioSciences Corporation

RECONCILIATION FROM GAAP NET (LOSS) INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited )

GAAP net (loss) income	$(14,669)	$1,152	$(17,864)	$(1,892)

Adjustments, net of tax:

Amortization of acquisition-related assets	283	—	283	—

Acquired research and development	2,482	—	2,482	—

Merger transaction costs	123	—	5,310	—

Cash restructuring charges	1,598	804	1,598	1,731

Impairment of acquired assets	717	—	717	—

Patent litigation credit	—	—	—	(514)

Income tax valuation allowance	8,730	—	8,730	—

Goodwill and other intangibles write-down (from restructuring)	1,223	—	1,223	—

Cumulative effect (write-down of goodwill)	—	—	—	617

Minority interest in subsidiaries	—	(323)	(849)	(514)

Investment write-down	—	—	—	4,386

Adjusted net income	$487	$1,633	$1,630	$3,814

Adjusted EPS	$0.01	$0.02	$0.02	$0.04

Weighted average shares outstanding:
Basic	86,003	86,398	86,002	86,298
Diluted	86,265	86,409	86,156	86,581

Bruker BioSciences Corporation

RECONCILIATION FROM GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

GAAP net (loss) income	$(14,669)	$1,152	$(17,864)	$(1,892)

Adjustments:

Interest and other expense (income), net	154	(138)	(181)	2,937

Income tax expense	8,970	485	9,276	1,772

Minority interest in subsidiaries	(2)	(180)	(856)	(88)

Cumulative effect (write-down of goodwill)	—	—	—	617

Operating (loss) income	(5,547)	1,319	(9,625)	3,346

Depreciation and amortization	4,482	3,507	12,184	8,475

EBITDA	(1,065)	4,826	2,559	11,821

Acquired research and development	2,482	—	2,482	—

Merger transaction costs	123	—	6,357	—

Cash restructuring charges	1,598	1,372	1,598	2,917

Impairment of acquired assets	717	—	717	—

Patent litigation credit	—	—	—	(834)

Goodwill and other intangibles write-down (from restructuring)	1,223	—	1,223	—

Adjusted EBITDA	$5,078	$6,198	$14,936	$13,904

Bruker BioSciences Corporation

BRUKER DALTONICS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

Net revenues	$36,250	$29,694	$104,780	$83,425

Operating income	$1,564	$2,657	$1,414	$4,445

Depreciation and amortization	2,643	2,391	7,766	5,853

EBITDA	4,207	5,048	9,180	10,298

Merger transaction costs	91	—	2,906	—

Cash restructuring charges	—	(395)	—	1,150

Patent litigation credit	—	—	—	(834)

Adjusted EBITDA	$4,298	$4,653	$12,086	$10,614

Bruker BioSciences Corporation

BRUKER AXS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

Net revenues	$26,808	$26,856	$82,240	$74,686

Operating loss	$(6,909)	$(1,338)	$(10,836)	$(1,099)

Depreciation and amortization	1,839	1,116	4,418	2,622

EBITDA	(5,070)	(222)	(6,418)	1,523

Acquired research and development	2,482	—	2,482	—

Merger transaction costs	32	—	3,451	—

Cash restructuring charges	1,598	1,767	1,598	1,767

Impairment of acquired assets	717	—	717	—

Goodwill and other intangibles write-down (from restructuring)	1,223	—	1,223	—

Adjusted EBITDA	$982	$1,545	$3,053	$3,290

Bruker BioSciences Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS

Current assets:
Cash and short-term investments	$78,025	$99,562
Accounts receivable, net	46,003	47,985
Inventories	108,404	101,836
Other current assets	9,678	7,180
Total current assets	242,110	256,563

Property and equipment, net	77,821	73,249
Intangible and other assets	19,149	12,341

Total assets	$339,080	$342,153

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$15,675	$18,410
Accounts payable	26,463	22,446
Other current liabilities	59,076	56,037
Total current liabilities	101,214	96,893

Long-term debt	26,339	17,358
Other long-term liabilities	16,405	15,881
Minority interest in subsidiaries	129	26,623

Total shareholders’ equity	194,993	185,398

Total liabilities and shareholders’ equity	$339,080	$342,153